UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2008

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2008, Jazz Pharmaceuticals, Inc. (the “Company”) entered into a Placement Agent Agreement in which Lazard Capital Markets LLC served as lead placement agent and Leerink Swann LLC served as co-placement agent (the “Placement Agents”), relating to the sale and issuance by the Company to select investors (the “Investors”) of up to 3,848,289 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) a warrant to purchase 0.45 of a share of Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, each dated July 15, 2008 (the “Subscription Agreements”), with each of the Investors pursuant to which the Investors agreed to purchase the Units at a purchase price of $6.75625 per Unit. In the aggregate, the Company would issue up to 3,848,289 shares of Common Stock (the “Shares”) and warrants to purchase up to 1,731,724 shares of Common Stock (the “Warrants”) pursuant to the terms of the Placement Agent Agreement and the related Subscription Agreements. The Warrants to be issued to each Investor would generally be exercisable for a period of six years from the date of issuance beginning six months after the date of issuance, and would carry an exercise price of $7.37 per share, which is equal to 110% of the closing consolidated bid price of the Common Stock on July 15, 2008 as reported by NASDAQ. The Company anticipates raising gross proceeds of $26.0 million. The net offering proceeds to the Company from the sale of the Units, after deducting the placement agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $24.5 million.

The Investors include select institutional investors as well as certain of the Company’s existing stockholders, including KKR JP, LLC, KKR JP III LLC, Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P., Beecken Petty O’Keefe L.P., Prospect Venture Partners II, L.P., Prospect Associates II, L.P., Versant Venture Capital II, L.P., Versant Side Fund II, L.P., and Versant Affiliates Fund II-A, L.P. Certain members of the Company’s Board of Directors are affiliated and/or associated with such existing stockholders.

The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (together, the “Securities”) are being offered and sold pursuant to a prospectus dated June 19, 2008 and a prospectus supplement dated July 15, 2008 (the “Prospectus Supplement”), pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-151593). The legal opinion of Cooley Godward Kronish LLP relating to the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The closing of the sale and issuance of the Units is expected to take place on or about July 21, 2008, subject to the satisfaction of customary closing conditions.

The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Placement Agent Agreement, the form of Warrant and the form of Subscription Agreement, respectively, that are filed as Exhibits 1.1, 4.7 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

The information under Item 8.01 with respect to revenues from the sale of Xyrem in the second quarter of 2008 and prescription data for Luvox® CR is incorporated into this Item 2.02 by reference.

Item 8.01.	Other Events.

The Company is hereby furnishing a description of certain recent developments below:

While the Company’s financial statements for the quarter ended June 30, 2008 have not yet been prepared, the Company expects to report that revenues from the sale of Xyrem in the second quarter of 2008 exceeded Xyrem first quarter revenues in an amount generally consistent with the Xyrem revenue growth experienced in prior periods.

Based on weekly national sales data, IMS has reported a total of 5,816 prescriptions for Luvox® CR though the week ended July 4, 2008, the most recent week for which data is available from IMS.(1) The Company is in the early stages of the launch of the product, and therefore prescription numbers are small compared with those for a more mature product. The initial response of physicians to the product has been positive.

The Company believes that its current cash and cash equivalents and interest earned thereon, together with the net proceeds from this offering, proceeds from the future sale of additional notes by the Company’s wholly-owned subsidiary JPI Commercial, LLC, or JPIC, under the senior secured note and warrant purchase agreement among JPIC, us and the purchasers named therein and anticipated revenues from product sales and royalties, will be sufficient to satisfy the Company’s current operations for at least the next 12 months. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could exhaust its available financial resources sooner than the Company currently expects. See the risk factor entitled “Our operations have generated negative cash flows, and if we are unable to secure additional funding when we need it, we may be required to reduce operations” under Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 15, 2008.

On July 16, 2008, the Company issued a press release announcing the offering described above. A copy of the press release is attached hereto as Exhibits 99.1 and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this report. The information available at our internet address is not part of this report or any other report filed by us with the SEC.

(1)

This information is an estimate derived from the use of information under the Company’s license from the following IMS Health information service: NPA™ (National Prescription Audit Family of Services). IMS expressly reserves all rights, including rights of copying, distribution and republication.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
1.1	Placement Agent Agreement, dated July 15, 2008, by and between Jazz Pharmaceuticals, Inc., and Lazard Capital Markets LLC and Leerink Swann LLC

4.7	Form of Registered Direct Common Warrant

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release dated July 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President, General Counsel and Corporate Secretary

Date: July 16, 2008

EXHIBIT INDEX

Number	Description
1.1	Placement Agent Agreement, dated July 15, 2008, by and between Jazz Pharmaceuticals, Inc., and Lazard Capital Markets LLC and Leerink Swann LLC

4.7	Form of Registered Direct Common Warrant

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release dated July 16, 2008